As filed with the Securities and Exchange Commission on January 8, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATLAS CRITICAL MINERALS CORPORATION

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Republic of the Marshall Islands	1041	Not Applicable
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Atlas Critical Minerals Corporation

Rua Antônio de Albuquerque, 156, Suite 1720

Belo Horizonte, Minas Gerais, Brazil, 30112-010

(888) 412-0210

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Marc Fogassa

Chief Executive Officer

Rua Antônio de Albuquerque, 156, Suite 1720

Belo Horizonte, Minas Gerais, Brazil, 30112-010

(888) 412-0210

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Daniel Rumsey, Esq. John P. Kennedy, Esq. Disclosure Law Group, a Professional Corporation 655 West Broadway, Suite 870 San Diego, CA 92101 (619) 272-7050	Era Anagnosti, Esq DLA Piper LLP (US) 500 Eighth Street, NW Washington, DC 20004 (202) 799-4087	Michael S. Timpone, Esq. Sophia Agathis, Esq. Holland & Knight LLP 787 Seventh Avenue, 31st floor New York, NY 10019 (212) 513-3466	Leslie Marlow, Esq. Patrick Egan, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020 (212) 885-5000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-290242)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Atlas Critical Minerals Corporation (the “Registrant”) is filing this registration statement with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) (“Rule 462(b)”) under the U.S. Securities Act of 1933, as amended. This registration statement relates to the Registrant’s prior registration statement on Form F-1 (File No. 333-290242), which was declared effective by the Commission on January 8, 2026 (the “Prior Registration Statement”).

The Registrant is filing this registration statement for the sole purpose of registering the sale of an additional $1,966,960 of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant, which includes (i) $240,000 of shares of Common Stock that may be sold as part of the underwriters’ option to purchase additional shares of Common Stock, and (ii) $126,960 of shares of Common Stock issuable upon exercise of the warrant to purchase shares of Common Stock issued to the underwriters. The additional shares of Common Stock that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on January 8, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Pipara & Co. LLP – Auditor’s report for the consolidated financial statements for the year ended December 31, 2024 – Atlas Critical Minerals Corporation
23.2	Consent of Holland & Knight, LLP (included in Exhibit 5.1)
23.3	Consent of SGS Canada Inc. – Malacacheta TRS
23.4	Consent of SGS Canada Inc. – Alto Paranaíba TRS
23.5	Consent of Qualified Person – Rio Piracicaba TRS
23.6	Consent of SGS Canada Inc. – Iporá TRS
23.7	Consent of Pipara & Co. LLP – Auditor’s report for the consolidated financial statements for the year ended December 31, 2023 – Apollo Resources Corporation
24.1	Power of Attorney (included in the signature page to the Prior Registration Statement and incorporated herein by reference)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belo Horizonte, state of Minas Gerais, of Brazil, on January 8, 2026.

Atlas Critical Minerals Corporation

By:	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ Marc Fogassa	Chief Executive Officer and Chairman of the Board	January 8, 2026
Marc Fogassa	(Principal Executive Officer)

/s/ Rodrigo Nazareth Menck	Chief Financial Officer and Treasurer	January 8, 2026
Rodrigo Nazareth Menck	(Principal Financial and Accounting Officer)

*	Vice-President of Administration and	January 8, 2026
Joel de Paiva Monteiro, Esq.	Operations, Chief Compliance Officer, Secretary and Director

*	Vice-President, Mineral Exploration	January 8, 2026
Areli Nogueira da Silva Júnior	and Director

*	Independent Director	January 8, 2026
Agenor Narcizo Drumond de Cuculicchio, Esq.

*	Independent Director	January 8, 2026
Gabriel Santos Cordeiro de Andrade, Esq.

*By:	/s/ Marc Fogassa
Marc Fogassa, Attorney-In-Fact

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